                                                         EXHIBIT 99.1

                                                         For Information
                                                         ---------------
                                                         Mark A. Hellerstein
                                                         Robert T. Hanley
                                                         303-861-8140

          ST. MARY REPORTS EARNINGS FOR FIRST QUARTER 2004 AND PROVIDES
                               OPERATIONS UPDATE

DENVER, April 29, 2004 - St. Mary Land & Exploration Company (NYSE: SM)
today announced its earnings for the first quarter 2004 of $21.4 million or
$0.66 per diluted share. First quarter 2003 earnings, before the cumulative effect of change in accounting principal, were $27.4 million or $0.81 per diluted share, and after the effect of the change in accounting principal were
$32.8 million or $0.97 per diluted share. Revenues for the first quarter of 2004 were $97.4 million compared to $101.2 million for the first quarter of 2003.
First quarter Discretionary Cash Flow(1) decreased from $56.9 million in the first quarter of 2003 to $56.2 million in the first quarter of 2004.

Daily oil and gas production during the first quarter 2004 averaged 202.8 million cubic feet of gas equivalent (MMCFE), up from 199.5 MMCFE in the comparable 2003 period. Average prices realized during the quarter were $5.20 per MCF and $28.20 per barrel, 7.6% and 1.3% lower, respectively, than the realized prices in the first quarter of 2003.

The Company also announced that it has increased its 2004 capital expenditures budget to $288 million from $273 million. The change is due to an increase in its planned drilling activity in the Mid-Continent region, primarily the
Anadarko Basin.

Mark Hellerstein, Chairman, President and CEO, commented, "For the first time,
St. Mary's market capitalization has reached $1 billion. This was achieved by growing net asset value per share which has translated into an 18% compounded growth in shareholder return since our IPO in 1992. Our challenge remains the same. We must replace 200% of our production and do it economically. This is only possible if we combine sound and steady performance with a periodic major success. We have a quality inventory of prospects and we have grown our technical expertise. The current high price environment has made our current asset base appreciate considerably, drilling economics on existing prospects are very good and our financial position is outstanding. We are optimistic about St.
Mary's future."

The Company's forecasts for the second quarter and the full year 2004 are shown below. The forecasts presume approval of the restricted stock plan at the Annual
Stockholders meeting on May 26, 2004. Grants under the restricted stock plan will be performance based and are intended to replace the current stock option program. Pending approval, the initial grant will be made in June 2004.
Compensation expense will be recorded based on the vesting of the grants.
Restricted stock grants will begin vesting in the second quarter of 2004. The initial grant accounts for the increase in General and Administrative expense in the second quarter.

                                          2nd Quarter              Year
                                          -----------              ----
Oil and gas production                  18.0 - 19.5 BCFE       78.0 - 82.0 BCFE
Lease operating expenses,
   including production taxes and
   transportation                      $1.20 - $1.25/MCFE     $1.20 - $1.30/MCFE
General and administrative exp.        $0.37 - $0.42/MCFE     $0.30 - $0.35/MCFE
Depreciation, depletion & amort.   $1.10 - $1.15/MCFE     $1.15 - $1.25/MCFE

         OPERATIONAL UPDATE OF 2004 EXPLORATION AND DEVELOPMENT PROGRAM

Through March 31, St. Mary has participated in a total of 73 new wells, which include 30 successful completions and one dry hole (97% success rate). At the end of the first quarter, 24 wells were being completed and 18 were drilling.
During the first quarter 19 wells were recompleted with a 74% success rate.

MID-CONTINENT REGION

In the Mid-Continent region there were 48 active wells during the first quarter with 18 successful completions and 30 wells drilling or being completed at the end of the quarter. Completed wells during the first quarter include the Douglas
6-10 in the Mocane Laverne field (SM 50% w.i.) completed at 4,200 MCFED, the
Hall 1-2 in the Tunny field (SM 98% w.i.) completed at 3,900 MCFED, the Paggi
Gas Unit 1 #2 in the Westbury field (SM 40% w.i.) completed at 4,600 MCFED and the Robert 5-36 in NE Mayfield (SM 31% w.i.) completed at an initial rate of
3,100 MCFED. At the end of the first quarter eight wells were completing and seven wells were drilling in NE Mayfield.

ROCKIES REGION

During the first quarter there were eight active new wells in the Rockies region. Four successful wells were completed, three wells were being completed and one well was drilling at March 31. The Larson 11-26 in the Williston Basin
(SM 100% w.i.) was completed in the Red River formation with initial rates of
310 BOPD and 300 MCFD. Subsequent to the end of the first quarter, the Asbeck
15-35 in the Ridgelawn field in the Williston Basin (SM 100% w.i.) was completed in the Red River formation and is currently flowing at 590 BOPD and 670 MCFD.

ARKLATEX REGION

                                       2

Seven wells in the ArkLaTex region were completed as producing wells during the first quarter with no dry holes. Two wells are currently being completed and two are drilling. Of the productive completions, two wells were drilled in the horizontal James Lime Huxley field. The USA No 7-H (SM 81% w.i.) was completed at a rate of 1,900 MCFED and the USA No 8-H (SM 81% w.i.) was completed at a rate of 1,000 MCFED. The DeSoto Parish School Board well in the horizontal James
Lime Spider field (SM 100% w.i.) was completed at a rate of 2,900 MCFED.

GULF COAST REGION

The David #1 in the Judge Digby field has reached total depth at 23,300 feet and has logged 15 feet of pay in the C sand (SM 6.5% w.i.) and 136 feet in the B sand (SM 11.5% w.i.). Completion efforts are currently in progress.

As previously announced, the St. Mary first quarter earnings teleconference call is scheduled for April 30 at 8:00 am (MDT). The call participation number is
888-424-5231. A replay of the conference call will be available two hours after the completion of the call, 24 hours per day through May 10 at 800-642-1687, conference number 6683513. International participants can dial 706-634-6088 to take part in the conference call, and can access a replay of the call at
706-645-9291, conference number 6683513. In addition the call will be broadcast live at St. Mary's website at www.stmaryland.com and this press release and financial highlights attachment will be available before the call at
www.stmaryland.com under "News--Press Releases." An audio recording of the conference call will be available at that site through May 31.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," "forecast" and
"expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause
St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, the imprecise nature of oil and gas reserve estimates, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2003 Annual
Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

      (1)Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes, exploration expense and non cash mark-to-market adjustments related to compensation plans, less the unrealized change in accounting principle and derivative gain. See the attached financial highlights for a

                                       3

         reconciliation of discretionary cash flow to net cash provided by operating activities, a presentation of other cash flow information, and a statement indicating why management believes the presentation of the non-GAAP measure of discretionary cash flow provides useful information to investors.

                                    PR-04-08
                                       ###

                                       4

                     ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS
                                 March 31, 2004
                                   (Unaudited)
PRODUCTION DATA                                          Three Months Ended
---------------                                              March 31,         Percent
                                                   --------------------------
                                                     2004              2003    Change
                                                   --------------------------- -------
Average realized price:
    Gas (per Mcf)                                  $    5.20         $    5.63    -8%
    Oil (per Bbl)                                  $   28.20         $   28.58    -1%

Production:
    Gas (MMcf)                                        11,613            11,704    -1%
    Oil (MBbls)                                        1,141             1,041    10%
    MMCFE (6:1)                                       18,456            17,951     3%

Daily production:
    Gas (Mcf per day)                                127,614           130,043    -2%
    Oil (Bbls per day)                                12,533            11,568     8%
    MCFE per day (6:1)                               202,812           199,453     2%

Margin analysis per MCFE:
    Net realized price                             $    5.02         $    5.33    -6%
    Oil and gas production costs                        1.28              1.18     8%
    General and administrative costs                    0.36              0.34     6%
                                                   ---------------------------
    Operating margin                               $    3.38         $    3.81   -11%
                                                   ---------------------------
    Depletion, depreciation & amortization     $    1.12         $    1.05     7%

INCOME STATEMENT
----------------
(In thousands, except per share amounts)                 Three Months Ended
                                                                       March 31,
                                                   ---------------------------
                                                     2004              2003
Revenues:                                          ---------------------------
    Oil and gas production                         $  92,607         $  95,688
    Gas marketing revenue                              3,573             3,775
    Gain on sale of proved properties                    195                36
    Derivative gain                                      852               115
    Other                                                187             1,590
                                                   ---------------------------
                                                      97,414           101,204
                                                   ---------------------------
Operating expenses:
    Oil and gas production costs                      23,543            21,130
    Depletion, depreciation, amortization
      and abandonment liability accretion             20,626            18,885
    Exploration                                        5,704             4,150
    Impairment and abandonment                           922               919
    General and administrative                         6,664             6,146
    Gas marketing expenses                             3,411             3,359
    Minority interest and other                          665               196
                                                   ---------------------------
                                                      61,535            54,785
                                                   ---------------------------
Income from operations                                35,879            46,419
    Interest income                                      144               230
    Interest expense                                  (1,488)           (2,216
                                                   ---------------------------
Income before income tax expense                      34,535            44,433
    Income tax expense - current                       5,901            11,318
    Income tax expense - deferred                      7,185             5,753
                                                   ---------------------------
Income from continuing operations                     21,449            27,362
    Cumulative effect from change
      in accounting principle                              -             5,435
                                                   ---------------------------
Net income                                         $  21,449         $  32,797
                                                   ===========================
Basic weighted avg shares outstanding                 29,775            30,354
Diluted weighted avg shares outstanding               34,191            34,861

Basic earnings per common share:
    Income from continuing operations              $    0.72         $    0.90
    Cumulative effect of accounting change                 -              0.18
                                                   ---------------------------
Basic net income per common share                  $    0.72         $    1.08
                                                   ===========================
Diluted earnings per common share:
    Income from continuing operations              $    0.66         $    0.81
    Cumulative effect of accounting change                 -              0.16
                                                   ---------------------------
Diluted net income per common share                $    0.66         $    0.97
                                                   ===========================

BALANCE SHEET
-------------
(In thousands)                                      Mar 31,           Dec 31,
                                                     2004              2003
                                                   ----------------------------
    Working capital                                $  21,143         $   3,101
    Long-term debt                                 $ 130,720         $ 110,696
    Stockholders' equity                           $ 396,647         $ 390,653

    Shares outstanding - permanent equity             28,504            28,242
    Shares outstanding - temporary equity                  -             3,381
    Note receivable from Flying J (contra-equity)  $       -         $  71,594

PROVEN RESERVES
---------------                                           December 31,
                                                   ---------------------------
                                                     2003              2002
                                                   ---------------------------
    Oil (MBbls)                                       47,787            36,119
    Gas (MMcf)                                       307,024           274,172
                                                   ----------        ---------
    MMCFE (6:1)                                      593,744           490,887
                                                   ==========        =========

CASH FLOW
---------
(In thousands)

Reconciliation of Discretionary Cash Flow to Net Cash
Provided by Operating Activities:
                                                         Three Months Ended
                                                                       March 31,
                                                   ----------------------------
                                                     2004              2003
                                                   ----------------------------
Discretionary Cash Flow (1)                        $  56,192         $  56,954

Gain on property sales                                  (195)              (36)
Exploration exp, excluding exploratory dry hole exp   (5,660)           (3,689)
Minority interest & other                          1,161               204
Changes in working capital                           (11,580)          (11,179)
                                                   ----------        ----------
Net Cash Provided by Operating Activities          $  39,918         $  42,254
                                                   ==========        ==========

Net Cash Used in Investing Activities              $ (41,472)        $ (94,053)
                                                   ==========        ==========

Net Cash Provided by Financing Activities          $   4,533         $  57,936
                                                   ==========        ==========

 (1)Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes, exploration expense, and non-cash mark-to-market adjustments related to compensation plans less the change in accounting principle and unrealized derivative gain. The non-GAAP measure of discretionary cash flow is presented since management believes that it provides useful additional information to investors for analysis of St. Mary's ability to internally generate funds for exploration, development and acquisitions. In addition, discretionary cash flow is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.
    Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow or liquidity measures prepared under GAAP. Since discretionary cash flow excludes some, but not all, items that affect net income and net cash provided by operating activities and may vary among companies, the discretionary cash flow amounts presented may not be comparable to similarly titled measures of other companies.